FORM 8-K

UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Date of Report (date of earliest event reported) March 11, 2008

Commission File No. 0-29373

Seychelle Environmental Technologies, Inc.
(Exact Name of registrant as specified in its charter)

Nevada	33-6159915
(State or other jurisdiction	(IRS Employer File Number)
of incorporation)

33012 Calle Perfecto
San Juan Capistrano, California	92675
(Address of principal executive offices)	(zip code)

(949) 234-1999
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

    References in this document to "us," "we," “Seychelle” or "Company" refer to Seychelle Environmental Technologies, Inc., a Nevada corporation and our wholly-owned subsidiary, Seychelle Water Technologies, Inc., also a Nevada corporation.

Item 7.01 Regulation FD Disclosure

For Immediate Release                                                                                                                                                      Media Contact
Dick Parsons
“Great-Tasting, Pure Drinking Water”
(949) 234-1999
dickparsons@seychelle.com
Seychelle Back on the OTC Bulletin Board (OTCBB)
With Same Symbol (SYEV) !!!!

    SAN JUAN CAPISTRANO, Calif., March 12, 2008 /PRNewswire-FirstCall/ -- Seychelle Water Filtration Products, a DBA of Seychelle Environmental Technologies, Inc. (OTC Bulletin Board: SYEV), a worldwide leader in the development, manufacture and sale of proprietary water filtration systems for portable water bottles today announced its return to the OTC Bulletin Board.  The stock will be dual traded for 30 calendar days from March 11, 2008 on both the OTCBB (SYEV.OB) and the Pink Sheets (SYEV.PK). Carl Palmer, President and CEO said, "we are very pleased to be back on the OTC Bulletin Board. Also, we have added a new, improved line of water filtration bottles and pure water straws with advanced filters."  This unique filter system uses EPA approved iodinated resin which has been proven to be effective against virus and bacteria.  "This new line comes in at just the right time," Palmer said, "as there is so much concern being expressed about the high cost and waste associated with bottled water."

Seychelle bottles and straws turn any water source (except salt) into great-tasting, pure drinking water!  And, each Seychelle bottle produces up to 757 1/2 liters of great-tasting, pure drinking water with no plastic bottle leaching and no empty bottles to pollute the countryside -- for just pennies a gallon!

About Seychelle Environmental Technologies, Inc.

    Seychelle Environmental Technologies, Inc. (OTC Bulletin Board: SYEV) and (Pink Sheets: SYEV) is a worldwide leader in the development, manufacture and sale of a proprietary filtration system for portable water bottles.  This water filtration system consists of Ionic Adsorption Micron Filtration units that removes up to 99.99 percent of the most harmful pollutants and contaminants found in fresh water.  Extensively tested by independent and government laboratories throughout the world using U.S. Environmental Protection Agency (EPA) and ANSI protocols, and NSF Standards 42 and 53; Seychelles' advanced filtration systems make non-potable water drinkable from sources such as rivers, streams, lakes, ponds and creeks.  The Seychelle family of portable bottles; in-line filters, water pitchers, pure water straws, and pumps provide great-tasting, pure drinking water for day-to-day, outdoor, camping, hiking, sports, travel and disaster-recovery use by consumers, governmental agencies, militaries, missionaries and relief organizations worldwide. For more information, please visit http://www.seychelle.com or call (949) 234-1999.

Note to Investors

    Seychelle is a national, publicly traded company with 25,490,342 outstanding shares of common stock as of the date hereof, including a public float of approximately 5.3 million shares.  This press release may contain certain forward-looking information about the Company's business prospects/projections.  These are based upon good-faith current expectations of the Company's management.  The Company makes no representation or warranty as to the attainability of such assumptions/projections. Investors are expected to conduct their own investigation with regard to the Company.  The company assumes no obligation to update the information in this press release.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEYCHELLE ENVIRONMENTAL TECHNOLOGIES, INC.
Date: March 11, 2008	By:	/s/ Carl Palmer
Carl Palmer
President